Exhibit 10.1
SIXTH AMENDMENT TO AND WAIVER UNDER CREDIT AGREEMENT
    This SIXTH AMENDMENT TO AND WAIVER UNDER CREDIT AGREEMENT (this “Agreement”) is made and entered into as of November 26, 2025, by and among PACS GROUP, INC., a Delaware corporation (“Holdings”), PACS HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party hereto and TRUIST BANK, as Administrative Agent.
W I T N E S S E T H :
    WHEREAS, Holdings, the Borrower, the Lenders and the Administrative Agent are party to that certain Amended and Restated Credit Agreement, dated as of December 7, 2023 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);
    WHEREAS, the Borrower has notified the Administrative Agent that:
(a)    certain Events of Default have occurred under Sections 8.1(c), 8.1(d) and 8.1(e) of the Credit Agreement as a result of (i) the Borrower’s failure to designate the Subsidiaries listed on Schedules II, III and VI to the Forbearance Agreement (as defined below) (collectively, the “Specified Immaterial Subsidiaries”) as Immaterial Subsidiaries in connection with the formation thereof (the “Immaterial Subsidiary Non-Designation”), (ii) PGI’s failure to comply with Section 7.15 of the Credit Agreement as a result of its ownership of the Specified Immaterial Subsidiaries listed on Schedule III to the Forbearance Agreement, (iii) the Borrower’s failure to include the Specified Immaterial Subsidiaries in Compliance Certificates delivered after the formation thereof and prior to the date hereof and (iv) the Borrower’s failure to comply with the requirements of Section 5.12 of the Credit Agreement with respect to the Specified Immaterial Subsidiaries given the Immaterial Subsidiary Non-Designation (collectively, the “Immaterial Subsidiary Events of Default”);
(b)    certain Events of Default have occurred under Sections 8.1(c), 8.1(d) and 8.1(e) of the Credit Agreement as a result of (i) the Borrower’s failure to comply with Section 5.18 of the Credit Agreement in failing to designate the Subsidiaries listed on Schedule IV to the Forbearance Agreement (the “Non-Designated Specified Conflicted Subsidiaries”) as Specified Conflicted Subsidiaries upon the Specified Conflicted Subsidiary Designation Events applicable thereto (the “Specified Conflicted Subsidiary Non-Designation”), (ii) the incurrence of Indebtedness by, the granting of Liens (to secure such Indebtedness) by, and/or the making of Investments in the Non-Designated Specified Conflicted Subsidiaries in violation of Sections 7.1, 7.2 and/or 7.4 of the Credit Agreement, as applicable, given the Specified Conflicted Subsidiary Non-Designation, (iii) PGI’s failure to comply with Section 7.15 of the Credit Agreement as a result of its ownership of the Non-Designated Specified Conflicted Subsidiaries, (iv) the Borrower’s failure to include the Non-Designated Specified Conflicted Subsidiaries in Compliance Certificates delivered after the formation thereof and prior to the date hereof and (v) the Borrower’s failure to comply with the requirements of Section 5.12 of the Credit Agreement with respect to the Non-Designated Specified Conflicted Subsidiaries given the Specified

Conflicted Subsidiary Non-Designation (collectively, the “Specified Conflicted Subsidiary Non-Designation Events of Default”);
(c)    certain Events of Default have occurred under Section 8.1(d) of the Credit Agreement as a result of the Borrower’s failure to comply with Section 5.18 of the Credit Agreement in failing to properly designate each Investment in the Subsidiaries listed on Schedule V to the Forbearance Agreement (the “Acquired Specified Conflicted Subsidiaries”) as a Permitted Specified Conflicted Subsidiary Acquisition upon the Specified Conflicted Subsidiary Designation Events applicable thereto (the “Incorrect Specified Conflicted Subsidiary Designation Events of Default”);
(d)    certain Events of Default have occurred under Sections 8.1(c) and 8.1(e) of the Credit Agreement as a result of (i) the Borrower’s failure to comply with the requirements of Sections 5.12 and 5.13 of the Credit Agreement with respect to the Subsidiaries of IntermediateCo listed on Schedule I to the Forbearance Agreement (the “Specified Joinder Subsidiaries”) and (ii) the Borrower’s failure to include the Specified Joinder Subsidiaries in Compliance Certificates delivered after the formation thereof and prior to the date hereof (collectively, the “Joinder Events of Default”);
(e)    certain Events of Default have occurred under Section 8.1(c) of the Credit Agreement as a result of certain representations and warranties made or deemed to have been made by or on behalf of the Borrower in the Compliance Certificates delivered in connection with the financial statements for the Fiscal Quarters ended March 31, 2024, June 30, 2024, September 30, 2024, December 31, 2024, and March 31, 2025 proving to be incorrect in certain material respects when made or deemed made (the “Representation and Warranty Events of Default”);
(f)    certain Events of Default have occurred under Section 8.1(d) of the Credit Agreement as a result of the Loan Parties’ failure prior to the date hereof to maintain all cash management and treasury business (other than in respect of Excluded Accounts and Government Receivables Accounts) with Truist Bank or a Permitted Third Party Bank and to ensure that all deposit accounts, disbursement accounts, investment accounts and lockbox accounts (other than Excluded Accounts and Government Receivables Accounts) be subject to a Control Account Agreement as required by Section 5.11 of the Credit Agreement (the “Cash Management Events of Default”);
(g)    certain Events of Default have occurred under Section 8.1(d) of the Credit Agreement as a result of the Loan Parties’ consummation, on or about August 1, 2025, of the taking over of operations of three health care facilities previously operated by affiliates of Covenant Care California, LLC and related transactions, including, without limitation, the entering into of certain leases, certain Specified Conflicted Subsidiary Designations, the assumption of certain Indebtedness by such Specified Conflicted Subsidiaries, the joinder of a new Subsidiary Loan Party, and the granting of liens to certain landlords (subject, as applicable, to intercreditor agreements) (collectively, the “Covenant Care Transaction”), notwithstanding the other Specified Events of Default at such time (the “Covenant Care Transaction Events of Default”);

(h)    certain Events of Default have occurred under Section 8.1(d) of the Credit Agreement as a result of the Loan Parties’ consummation, on or about September 16, 2025, of the acquisition of the membership interests of certain special purposes real estate holding companies and certain leasehold interests, in each case, pursuant to that certain Membership Interest and Leasehold Interests Purchase Agreement, dated as of May 24, 2024, among Eagle UC SNF Owner LLC, Eagle UC Master Tenant LLC and Zoozen, LLC, and related transactions (collectively, the “Unified Transaction”) notwithstanding the other Specified Events of Default and/or the termination of the Forbearance Period under and as defined in that certain Forbearance Agreement and Fifth Amendment to Credit Agreement, dated as of August 13, 2025, by and among, inter alios, Holdings, the Borrower, the Lenders party thereto and the Administrative Agent as a result of the Immaterial Subsidiary Events of Default, the Specified Conflicted Subsidiary Non-Designation Events of Default, the Incorrect Specified Conflicted Subsidiary Designation Events of Default, the Joinder Events of Default and the Cash Management Events of Default (the “Unified Transaction Events of Default”);
(i)    certain events of default have occurred under that certain Third Consolidated Master Lease, dated June 30, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Omega Master Lease”), among the landlords and tenants listed on Schedule 1 thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) (such landlords, the “Landlords”), which is a Material Lease, as a result of the Immaterial Subsidiary Events of Default, the Specified Conflicted Subsidiary Non-Designation Events of Default, the Incorrect Specified Conflicted Subsidiary Designation Events of Default, the Joinder Events of Default, the Representation and Warranty Events of Default, the Cash Management Events of Default, the Covenant Care Transaction Events of Default and the Unified Transaction Events of Default (the “Omega Master Lease Cross Defaults”);
(j)    certain Events of Default have occurred under Section 8.1(q) of the Credit Agreement as a result of the Omega Master Lease Cross Defaults (the “Omega Master Lease Events of Default”);
(k)    certain Defaults of Events of Default may have occurred on or prior to the date hereof in connection with, or otherwise resulted on or prior to the date hereof from, those events identified on Schedule 1 hereto (the “Potential Additional Defaults and Events of Default”); and
(l)    certain Events of Default have occurred (or, in the case of the Potential Additional Defaults and Events of Default, may have occurred) under the Credit Agreement as a result of the breach or violation of any term, provision, or condition of the Credit Agreement or any other Loan Document arising solely as a result of the Immaterial Subsidiary Events of Default, the Specified Conflicted Subsidiary Non-Designation Events of Default, the Incorrect Specified Conflicted Subsidiary Designation Events of Default, the Joinder Events of Default, the Representation and Warranty Events of Default, the Cash Management Events of Default, the Covenant Care Transaction Events of Default, the Unified Transaction Events of Default, the Omega Master Lease Events of Default and the Potential Additional Defaults and Events of

Default, including with respect to any representation and warranty given or deemed given as if such Immaterial Subsidiary Events of Default, Specified Conflicted Subsidiary Non-Designation Events of Default, Incorrect Specified Conflicted Subsidiary Designation Events of Default, Joinder Events of Default, Representation and Warranty Events of Default, Cash Management Events of Default, Covenant Care Transaction Events of Default, Unified Transaction Events of Default, Omega Master Lease Events of Default and/or Potential Additional Defaults and Events of Default were not in existence and any failure to comply with any notice requirement relating to any of the foregoing (together with the Immaterial Subsidiary Events of Default, the Specified Conflicted Subsidiary Non-Designation Events of Default, the Incorrect Specified Conflicted Subsidiary Designation Events of Default, the Joinder Events of Default, the Representation and Warranty Events of Default, the Cash Management Events of Default, the Covenant Care Transaction Events of Default, the Unified Transaction Events of Default, the Omega Master Lease Events of Default and the Potential Additional Defaults and Events of Default, collectively, the “Specified Events of Default”);
WHEREAS, Holdings, the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent are party to that certain Forbearance Agreement, dated as of October 21, 2025, with respect to certain of the Specified Events of Default (the “Forbearance Agreement”);
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to waive the Specified Events of Default (and terminate the forbearance under the Forbearance Agreement) and amend certain provisions of the Credit Agreement as set forth herein, and the Administrative Agent and the Lenders party hereto have agreed to such waiver (and termination) and amendments, in each case subject to the terms and conditions hereof.
    NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, each of the parties hereto hereby covenants and agrees as follows:
SECTION 1. Definitions. Unless otherwise specifically defined herein, each term used herein (including in the preamble and the recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement, as amended hereby. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.
SECTION 2. Waiver of Specified Events of Default and Termination of Forbearance.
(a) The Borrower acknowledges and agrees that the Specified Events of Default have occurred and constitute Events of Default under the Credit Agreement (or, in the case of the Potential Additional Defaults and Events of Default, may have occurred and, if so, constitute Defaults or Events of Default, as applicable, under the Credit Agreement). The Administrative Agent and the Lenders party hereto hereby waive the Specified Events of Default and all of their rights and remedies with respect thereto under the Loan Documents. The foregoing waiver in this Section 2 shall be effective only in this specific instance and only for the specific purpose set forth herein and does not allow for any other or further modification of or deviation from the terms and conditions of the Credit Agreement or any other Loan Document, which terms and conditions shall remain in full force and effect. Except as expressly stated herein, the Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Credit Agreement and the other Loan Documents.
(b) In connection with the waiver of the Specified Events of Default as set forth above, the parties hereto hereby agree that the Forbearance Period under and as defined in the Forbearance Agreement shall be deemed terminated and no longer in force and effect. For the avoidance of doubt, (i) the temporary supplements to the Credit Agreement set forth in Section 3 of the Forbearance Agreement shall no longer be in force and effect from and after the date hereof and (ii) the designations and post-closing covenants set forth in Sections 11 through 13 of the Forbearance Agreement, including, without limitation, the Borrower’s agreement to deliver to the Administrative Agent, no later than January 19, 2026 (or such later date as the Administrative Agent may agree, in its sole discretion), all documentation with respect to each Specified Joinder Subsidiary and each Subsidiary listed on Schedule VII to the Forbearance Agreement required to satisfy the requirements of Section 5.13 of the Credit Agreement (to the extent applicable) (with any failure to comply with such agreement within such timeframe resulting in an Event of Default under the Credit Agreement), shall remain in full force and effect.
SECTION 3. Amendments.
(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following new defined terms thereto in appropriate alphabetical order:
“Sixth Amendment Effective Date” shall mean November 26, 2025.
“Specified Events” shall mean the events identified to the Administrative Agent and the Lenders and described on Schedule V.
(b) Section 4.19(g) of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:
(c) (g)    Overpayments. Neither Holdings nor any of its Subsidiaries (i) has knowingly retained an overpayment received from, or failed to refund any amount due to, any Third Party Payor in material violation of any Health Care Law or contract; or (ii) except as set forth on Schedule 4.19, has received written notice of, or has knowledge of, any overpayment or refunds due to any Third Party Payor (aside from any which have been incurred in the ordinary course of business, have been resolved or are in the process of being resolved in the ordinary course of business, and in any case are not material), in each case, other than with respect to the Specified Events.
(d) Section 6.3 of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:
Section 6.3    Minimum Liquidity. Holdings and its Subsidiaries, on a consolidated basis, will maintain, at all times prior to the date on which financial statements and the corresponding Compliance Certificate are delivered pursuant to and in accordance with Sections 5.1(b) and 5.1(c) of this Agreement for the Fiscal Quarter ended June 30, 2026, unrestricted cash and Permitted Investments of at least $100,000,000.

(e) Section 8.1(n) of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:
(f) (n)    (i) there shall occur any revocation, suspension, termination, rescission, non-renewal, forfeiture, exclusion, debarment, disqualification or any similar final action with respect to one or more material Health Care Permits, Third Party Payor Programs or Third Party Payor Authorizations or (ii) Holdings or any of its Subsidiaries shall be named in any Proceeding, fully or partially unsealed, alleging violation of the federal False Claims Act or any other applicable law and, in connection with such Proceeding, Holdings or any of its Subsidiaries shall have offered, agreed or paid to, or received a final judgment requiring payment to, any Governmental Authority for payment of any settlement, fine, penalty, overpayment or damages in an aggregate amount in excess of $50,000,000, other than offers, agreements to pay, payments, and receipt of final judgments requiring payment with respect to the Specified Events up to an aggregate amount, together with the amount of any settlements, fines, restitutions, forfeitures and penalties contemplated by subsection (s) below with respect to the Specified Events, as set forth on Schedule V; or
(g) Section 8.1 of the Credit Agreement is hereby amended by adding the following as a new clause (s) therein:
(h)     (s)    Holdings, the Borrower or any of its Subsidiaries (in the case of any non-monetary events with respect to any such Subsidiary, solely to the extent any of the following could be expected to be material), or any individual serving as a director or executive officer of Holdings or the Borrower as of the Sixth Amendment Effective Date, shall be: charged in a criminal complaint, criminal indictment, or other charging document; criminally indicted or convicted under any applicable state or federal law, either via a plea agreement or trial; excluded, suspended, or debarred from federal or state programs due to a criminal law conviction or civil law violation or arising out of an administrative proceeding; subject to a corporate integrity agreement, deferred prosecution agreement, non-prosecution agreement, or other pre-trial diversion agreement; or subject to a settlement, fine, restitution, forfeiture, or penalty related to any of the foregoing in an aggregate amount in excess of $50,000,000, other than settlements, fines, restitutions, forfeitures and penalties with respect to the Specified Events up to an aggregate amount, together with the amount of any offers, agreements to pay, payments, and receipt of final judgments requiring payment contemplated by subsection (n) above with respect to the Specified Events, as set forth on Schedule V;
(i) The schedules to the Credit Agreement are hereby amended by adding Schedule 1 to this Agreement as “Schedule V” thereto.
SECTION 4. Conditions Precedent. This Agreement shall become effective only upon satisfaction or waiver of each of the following conditions:
(a) The Administrative Agent’s receipt of this Agreement duly executed by each of (i) Holdings, (ii) the Borrower, (iii) the Required Lenders, (iv) the Required Revolving Lenders and (v) the Administrative Agent;

(b) The Administrative Agent shall have received a duly executed copy of a waiver of all existing defaults under Omega Master Lease in form and substance satisfactory to the Administrative Agent;
(c) The Administrative Agent shall have received payment of an amendment fee (the “Amendment Fee”) in an amount equal to 0.15% of the aggregate amount of the Revolving Commitments of the Lenders signing this Agreement as of the date hereof, which Amendment Fee shall be (i) distributed by the Administrative Agent to the Lenders signing this Agreement based on their respective pro rata shares of the Revolving Commitments of the Lenders signing this Agreement, (ii) deemed fully earned and due and payable upon the satisfaction of all of the other conditions to effectiveness set forth in this Section 4, and (iii) nonrefundable; and
(d) The Administrative Agent shall have received payment of all other fees, expenses and other amounts due and payable on or prior to the date hereof, including, without limitation, and solely to the extent invoiced prior to the date hereof, reimbursement or payment of all out-of-pocket costs and expenses of the Administrative Agent (including reasonable fees, charges and disbursements of outside counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.
SECTION 5. Representations and Warranties. Each of Holdings and the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:
(a) Each of the representations and warranties made by it set forth in the Loan Documents is true and correct in all material respects as of the date hereof, unless such representation or warranty expressly relates to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects);
(b) As of the date hereof, immediately after giving effect to this Agreement and the waiver of the Specified Events of Default hereunder, there exists no Default or Event of Default;
(c) It has the power and is duly authorized to enter into, deliver, and perform this Agreement; and
(d) This Agreement is the legal, valid, and binding obligation of each of Holdings and the Borrower enforceable against it in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity.
(e) The Capital Stock of the Specified Immaterial Subsidiaries listed on Schedule III to the Forbearance Agreement has been transferred by PGI to, and as of the date hereof is directly or indirectly owned by, IntermediateCo.
(f) The Specified Immaterial Subsidiaries listed on Schedule VI to the Forbearance Agreement have been dissolved.
SECTION 6. Miscellaneous Terms.
(a) Loan Document. For avoidance of doubt, Holdings, the Borrower, the Lenders party hereto and the Administrative Agent each hereby acknowledges and agrees that this Agreement is a Loan Document.

(b) Effect of Agreement. Except as set forth expressly herein, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Loan Parties.
(c) No Novation or Mutual Departure. Each of Holdings and the Borrower expressly acknowledges and agrees that (i) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the waiver and amendments contained in Sections 2 and 3 above, (ii) nothing in this Agreement shall affect or limit the Administrative Agent’s or any Lender’s right to demand payment of liabilities owing from the Borrower or any other Loan Party to the Administrative Agent or the Lenders under, or to demand strict performance of the terms, provisions, and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of an Event of Default under the Credit Agreement or the other Loan Documents and (iii) for the avoidance of doubt, the waiver granted in Section 2 above shall not apply to any other past, present, or future noncompliance with any provision of the Credit Agreement or any of the other Loan Documents and does not constitute any course of dealing between the Administrative Agent, the Lenders and the Loan Parties.
(d) Ratification. Each of Holdings and the Borrower, on its own behalf and on behalf of each other Loan Party, hereby (i) restates, ratifies, and reaffirms all of its obligations and covenants set forth in the Credit Agreement and the other Loan Documents to which it is a party effective as of the date hereof and (ii) restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Agreement and any other Loan Documents executed or delivered in connection herewith (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date).
(e) Claims. To induce the Administrative Agent and the Lenders to enter into this Agreement, each of Holdings and the Borrower, on its own behalf and on behalf of each other Loan Party, hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists no right of offset, defense, counterclaim, claim, or objection in favor of itself or any other Loan Party or arising out of or with respect to any of the Loans or other obligations of itself or any other Loan Party owed to the Administrative Agent and the Lenders under the Credit Agreement or any other Loan Document.
(f) Release. In consideration of the agreements contained herein, each of Holdings and the Borrower, on its own behalf and on behalf of each other Loan Party and its and their successors and assigns, (i) does hereby remise, release, waive, relinquish, acquit, satisfy and forever discharge the Administrative Agent and each Lender, and all of the respective past, present and future officers, directors, employees, agents, attorneys, representatives, participants, heirs, affiliates, successors and assigns of the Administrative Agent and each Lender (together with the Administrative Agent and the Lenders, each a “Discharged Party”), from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, suits, claims, counterclaims, demands, defenses, setoffs, objections and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing and whether known or unknown, including, but not limited to, any and all claims which may be based on allegations of breach of contract, failure to lend, fraud, promissory estoppel, libel, slander, usury, negligence, misrepresentation, breach of fiduciary duty, bad faith, lender malpractice, undue influence, duress, tortious interference with contractual relations, interference with management, or misuse of control which any Loan Party now has or hereafter can, shall or may have by reason of any matter, cause, thing or event occurring on or prior the date of this Agreement arising out of, in connection with or relating to (x) the Obligations, including, but not limited to, the administration or funding thereof, (y) any of the Loan Documents or the indebtedness evidenced and secured thereby, and (z) any other agreement or transaction between any Loan Party and any Discharged Party relating to or in connection with the Loan Documents or the transactions contemplated therein; and (ii) does hereby covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any Discharged Party, by reason of or in connection with any of the foregoing matters, claims or causes of action, provided, however, that the foregoing release and covenant not to sue shall not apply to any claims first arising after the date of this Agreement with respect to acts, occurrences or events after the date of this Agreement.
(g) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.
(h) Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) or electronic signature as permitted by Section 10.16 of the Credit Agreement shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party so delivering an executed counterpart of this Agreement by facsimile, telecopy, other electronic method of transmission or electronic signature shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.
(i) Recitals Incorporated Herein. The preamble and the recitals to this Agreement are hereby incorporated herein by this reference.
(j) Section References. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.
(k) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
(l) Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(Signature pages follow)

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.
HOLDINGS:
PACS GROUP, INC.

By: /s/ John Mitchell
Name:     John Mitchell
Title:     Secretary

BORROWER:
PACS HOLDINGS, LLC

By: /s/ John Mitchell
Name:     John Mitchell
Title:     Secretary

TRUIST BANK,
    as the Administrative Agent and a Lender

By: /s/ Ron Caldwell
Name: Ron Caldwell
Title: Managing Director

BOKF NA, DBA BOKF FINANCIAL, as a Lender

By: /s/ Rett E. Deinlein
Name: Rett E. Deinlein
Title: Senior Vice President

ROYAL BANK OF CANADA, as a Lender

By: /s/ Sean Young___________________
Name: Sean Young
Title: Authorized Signatory

CITIBANK, N.A., as a Lender

By: /s/ Matthew Cataldi
Name: Matthew Cataldi
Title: Authorized Signatory

UBS AG, STAMFORD BRANCH, as a Lender

By: /s/ Joselin Fernandes
Name: Joselin Fernandes
Title: Director

By: /s/ Larcy Naval
Name: Larcey Naval
Title: Director

REGIONS BANK, as a Lender

By: /s/ Brian Walsh
Name: Brian Walsh
Title: Managing Director

ZIONS BANCORPORATION, N.A. DBA CALIFORNIA BANK & TRUST, as a Lender

By: /s/ Salvador Lopez
Name: Salvador Lopez
Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Yonas Zewdie
Name: Yonas Zewdie
Title: Vice President